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                                                                    Exhibit 10.9



                           SECOND AMENDED AND RESTATED
                         EQUIPMENT TERM NOTE NO. 1 OF 2

Not to Exceed $1,000,000                                        Reston, Virginia
                                                                November 5, 1999

         FOR VALUE RECEIVED, the undersigned, SKY ALLAND RESEARCH, INC., a Maryland corporation, and THE DATA GROUP II, INC., a Maryland corporation, (collectively the "Borrowers" and each a "Borrower"), jointly and severally, promise to pay to the order of SILICON VALLEY BANK, a California-chartered bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Equipment Advances") made by Bank to Borrowers in accordance with the terms and conditions of the Loan and Security Agreement among Borrowers and Bank dated as of May 28, 1998 (as amended from time to time, the "Loan Agreement"), up to a maximum principal amount of One Million and No/100 Dollars ($1,000,000.00) ("Principal Sum"), or so much thereof as may be advanced. Equipment Advances may be made under this Note only after the date hereof and on or before February 28, 2000 (the "Tranche One End Date").

         Borrowers shall pay interest on the outstanding Principal Sum, as follows:

         Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank (the "Prime Rate"), plus three quarters of one percent (.75%) per annum. The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the Prime Rate. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

         The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

         (a) Interest only on the unpaid principal amount shall be due and payable monthly in arrears, commencing on December 5, 1999, and continuing on the fifth day of each calendar month thereafter to maturity; and


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         (b) In addition to the monthly payments of interest as set forth above, the unpaid Principal Sum shall be due and payable in equal consecutive monthly installments in an amount equal to one-thirty sixth (1/36) of the unpaid Principal Sum as of the Tranche One End Date, commencing on March 5, 2000 and continuing on the same day of each calendar month thereafter to maturity; and

         (c) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on February 5, 2003.

         This Note reduces, amends and restates in its entirety that certain Amended and Restated Equipment Note No. 1 of 2 (the "Amended Equipment Term Note No. 1") in the maximum principal amount of Two Million Dollars ($2,000,000) dated as of December ___, 1998 from the Borrowers in favor of the Bank. It is expressly agreed that the indebtedness evidenced by the Amended Equipment Term Note No. 1 has not been extinguished or discharged hereby. The Borrowers agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with respect to Amended Equipment Term Note No. 1. As of the date hereof, the unpaid principal balance of Equipment Term Note No. 1 is $0, and the Borrowers have no set offs or defenses to the payment thereof.

         From and after the date hereof, this Note shall be the "Equipment Term Note No. 1" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

         Borrowers irrevocably waive the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of the Borrowers and the Borrowers irrevocably agree that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of the Borrowers as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrowers to endorse on Bank's books and records each Equipment Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Equipment Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of the Borrowers with respect to Equipment Advances made hereunder, and


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payments of principal by Borrowers shall be credited to Borrowers notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

         (a) The failure of Borrowers to pay to Bank when due any and all amounts payable by Borrowers to Bank under the terms of this Note; or

         (b) The occurrence of an Event of Default (as defined therein) under the terms and conditions of any of the other Loan Documents.

         Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by Borrowers to Bank under the terms of this Note shall immediately become due and payable by Borrowers to Bank without notice to Borrowers or any other Person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrowers and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrowers, guarantors and endorsers.

         Upon the occurrence of an Event of Default, Borrowers hereby authorize any attorney designated by Bank or any clerk of any court of record to appear for Borrowers in any court of record and confess judgment without prior hearing against Borrowers in favor of Bank for and in the amount of the unpaid Principal Sum, all interest accrued and unpaid thereon, all other amounts payable by Borrowers to Bank under the terms of this Note or any of the other Loan Documents, costs of suit, and attorneys' fees of fifteen percent (15%) of the unpaid Principal Sum and interest then due hereunder. Borrowers hereby release, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Borrowers may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. The authority and power to appear for and enter judgment against Borrowers shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Bank shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.


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         Borrowers jointly and severally promise to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. Borrowers waive presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance default or enforcement of this Note, as well as any applicable statutes of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of the Borrowers with respect to all obligations hereunder.

         The Borrowers acknowledge and agree that this Note shall be governed by the laws of the State of Maryland, excluding conflicts of laws principles, even though for the convenience and at the request of Borrowers, this Note may be executed elsewhere.

         BORROWERS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST THEM WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF MARYLAND, BORROWERS ACCEPT JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         Until such time as the Bank is not committed to extend further credit to the Borrowers and all Obligations of the Borrowers to the Bank have been indefeasibly paid in full in cash, and subject to and not in limitation of the provisions set forth in the next following paragraph below, no Borrower shall have any right of subrogation (whether contractual, arising under the Bankruptcy Code or otherwise), reimbursement or contribution from any Borrower or any guarantor, nor any right of recourse to its security for any of the debts and obligations of any


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Borrower which are the subject of this Note. Except as otherwise expressly permitted by the Financing Agreement, any and all present and future debts and obligations of any Borrower to any other Borrower are hereby subordinated to the full payment and performance of all present and future debts and obligations to the Bank under this Note and the Financing Agreement and the Loan Documents, provided, however, notwithstanding anything set forth in this Note to the contrary, prior to the occurrence of a payment Default, the Borrowers shall be permitted to make payments on account of any of such present and future debts and obligations from time to time in accordance with the terms thereof.

         Each Borrower further agrees that, if any payment made by any Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by the Bank to any Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Borrower's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing such Borrower's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

         The JOINT AND SEVERAL obligations of each Borrower under this Note shall be absolute, irrevocable and unconditional and shall remain in full force and effect until the outstanding principal of and interest on this Note and all other Obligations or amounts due hereunder and under the Loan Agreement and the Loan Documents shall have been indefeasibly paid in full in cash in accordance with the terms thereof and this Note shall have been canceled.

                        (SIGNATURES ARE ON THE NEXTPAGE)


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         IN WITNESS WHEREOF, Borrowers have caused this Note to be executed under seal by their duly authorized officers as of the date first written above.

WITNESS/ATTEST:                             SKY ALLAND RESEARCH,  INC.

                                    By: /s/ Richard T. Hebert     (SEAL)
------------------------------         --------------------------
                  , Secretary         Name: Richard T. Hebert
                                      Title: Chief Executive Officer



WITNESS/ATTEST:                             THE DATA GROUP II, INC.

                                    By: /s/ Richard T. Hebert     (SEAL)
------------------------------         --------------------------
                  , Secretary         Name: Richard T. Hebert
                                      Title: Chief Executive Officer


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